                                                                     EXHIBIT 4.1

                    1990 EMPLOYEE STOCK OPTION PLAN OF ETEC

  SECTION 1.  ESTABLISHMENT AND PURPOSE.
  -------------------------------------

  The Plan was established in 1990 to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Common Stock. The Plan provides for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under section 422 of the Code.

  SECTION 2.  DEFINITIONS.
  -----------------------

     (a)      "Board of Directors" shall mean the Board of Directors of the
               ------------------
Company, as constituted from time to time.

     (b)      "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----

     (c)      "Committee" shall mean the Compensation Committee of the Board of
               ---------
Directors, as described in Section 3(a).

     (d)      "Company" shall mean Etec Systems, Inc., a Nevada corporation.
               -------

     (e)      "Employee" shall mean any individual who is (i) a common-law
               --------
employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors, or (iii) an independent contractor who performs services for the Company or a Subsidiary. Service as a member of the Board of Directors or as an independent contractor shall be considered employment for all purposes of the Plan except the second sentence of Section 4(a).

     (f)      "Exercise Price" shall mean the amount for which one Share may be
               --------------
purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

     (g)      "Fair Market Value" shall mean the fair market value of a Share,
               -----------------
as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons .

     (h)      "ISO" shall mean an employee incentive stock option described in section 422(b) of the Code.

     (i)      "Nonstatutory Option" shall mean an employee stock option not
               -------------------
described in sections 422(b) or 423(b) of the Code.

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     (j)      "Option" shall mean an ISO or Nonstatutory Option granted under
               ------
the Plan and entitling the holder to purchase Shares.

     (k)      "Optionee" shall mean an individual who holds an Option.
               --------

     (l)      "Plan" shall mean this 1990 Employee Stock Option Plan of Etec.
               ----

     (m)      "Service" shall mean service as an Employee.
               -------

     (n)      "Share" shall mean one share of Stock, as adjusted in accordance
               -----
with Section 8 (if applicable).

     (o)      "Stock" shall mean the Common Stock of the Company.
               -----

     (p)      "Stock Option Agreement" shall mean the agreement between the
               ----------------------
Company and an Optionee which contains the terms, conditions and restrictions pertaining to his Option.

     (q)      "Subsidiary" shall mean any corporation, if the Company and/or one
               ----------
or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     (r)      "Total and Permanent Disability" shall mean that the Optionee is
     q         ------------------------------
unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve months.

  SECTION 3.  ADMINISTRATION.
  --------------------------

     (a)      Committee Membership. The Plan shall be administered by the
              --------------------
Committee, which shall consist of members of the Board of Directors. The members of the Committee shall be appointed by the Board of Directors. If no Committee has been appointed, the entire Board of Directors shall constitute the Committee.

     (b)      Committee Procedures. The Board of Directors shall designate one
              --------------------
of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to and approved in writing by all Committee members, shall be valid acts of the Committee.

     (c)      Committee Responsibilities. Subject to the provisions of the Plan,
              --------------------------
the Committee shall have full authority and discretion to take the following actions:

              (i)    To interpret the Plan and to apply its provisions;

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          (ii)   To adopt, amend or rescind rules, procedures and forms relating to the Plan;

          (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

          (iv) To determine when Options are to be granted under the Plan; (v) To select the Optionees;

          (vi) To determine the number of Shares to be made subject to each Option;

          (vii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

          (viii) To amend any outstanding Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Optionee who entered into such agreement; and

          (ix) To take any other actions deemed necessary or advisable for the administration of the Plan.

     All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees and all persons deriving their rights from an Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Option to acquire Shares under the Plan.

     (d)  Financial Reports. Not less often than annually, the Company shall
          -----------------
furnish to Optionees reports of its financial condition, unless such Optionees have access to equivalent information through their employment. Such reports need not be audited.

  SECTION 4.  ELIGIBILITY.
  -----------------------

     (a)  General Rule. Only Employees shall be eligible for designation as
          ------------
Optionees by the Committee. In addition, only individuals who are employed as common-law employees by the Company or a Subsidiary shall be eligible for the grant of ISOs.

     (b)  Ten-Percent Shareholders. An Employee who owns more than 10 percent of
          ------------------------
the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for designation as an Optionee unless (i) the Exercise Price is at least 110 percent of the Fair Market Value of a Share on the date of grant and (ii) in the case of an ISO, the Option granted by its term is not exercisable after the expiration of five years from the date of grant.

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     (c)  Attribution Rules. For purposes of Subsection (b) above, in
          -----------------
determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an option shall not be counted.

     (d)  Outstanding Stock. For purposes of Subsection (b) above, "outstanding
          -----------------
stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

  SECTION 5.  STOCK SUBJECT TO PLAN.
  ---------------------------------

     (a)  Basic Limitation. Shares offered under the Plan shall be authorized
          ----------------
but unissued Shares and treasury stock. The aggregate number of Shares which may be issued under the Plan shall not exceed 600,000 Shares, subject to adjustment pursuant to Section 8. The number of Shares which are subject to Options outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

     (b)  Additional Shares. In the event that any outstanding Option for any
          -----------------
reason expires or is cancelled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, a right of repurchase, a right of first refusal or a transaction under Section 7(b), such Shares shall again be available for the purposes of the Plan.

  SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.
  -------------------------------------------

     (a)  Stock Option Agreement. Each grant of an Option under the Plan shall
          ----------------------
be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

     (b)  Number of Shares. Each Stock Option Agreement shall specify the number
          ----------------
of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

     (c)  Exercise Price. Each Stock Option Agreement shall specify the Exercise
          --------------
Price. The Exercise Price shall not be less than 100 percent of the Fair Market Value of a Share on the date

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of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in Section 7.

     (d)  Withholding Taxes. As a condition to the exercise of an Option, the
          -----------------
Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option .

     (e)  Exercisability and Term. Each Stock Option Agreement shall specify the
          -----------------------
date when all or any installment of the Option is to become exercisable. An Option shall become exercisable at least as rapidly as set forth in the following schedule:

     Anniversary of                                                    Minimum Percentage
     Date of Grant                                                         Exercisable
     ------------------------------------------                      ----------------------
     First....................................................                 20%
     Second...................................................                 40%
     Third....................................................                 60%
     Fourth...................................................                 80%
     Fifth....................................................                100%

     Subject to the preceding sentence, the vesting of any Option shall be determined by the Committee at its sole discretion. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed 10 years from the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

         (f)  Nontransferability. During an Optionee's lifetime, his Option(s)
              ------------------
shall be exercisable only by him and shall not be transferable. In the event of an Optionee's death, his Option(s) shall not be transferable other than by will or by the laws of descent and distribution .

         (g)  Termination of Service (Except by Death). If an Optionee's Service
              ----------------------------------------
terminates for any reason other than his death, then his Option(s) shall expire on the earliest of the following occasions:

              (i) The expiration date determined pursuant to Subsection (e) above;

              (ii) The date 60 days after the termination of his Service for any reason other than Total and Permanent Disability; or

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          (iii) The date six months after the termination of his Service by reason of Total and Permanent Disability. The Optionee may exercise all or part of his Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before his Service terminated or became exercisable as a result of the termination. The balance of such Option(s) shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of his Service but before the expiration of his Option(s), all or part of such Option(s) may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from him by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before his Service terminated or became exercisable as a result of the termination.

     (h)  Leaves of Absence. For purposes of Subsection (g) above, Service shall
          -----------------
be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

     (i)  Death of Optionee. If an Optionee dies while he is in Service, then
          -----------------
his Option(s) shall expire on the earlier of the following dates:

          (i)   The expiration date determined pursuant to Subsection (e) above;
or

          (ii) The date six months after his death. All or part of the Optionee's Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by the executors or administrators of his estate or by any person who has acquired such Option(s) directly from him by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before his death or became exercisable as a result of his death. The balance of such Option(s) shall lapse when the Optionee dies.

     (j)  No Rights as a Shareholder. An Optionee, or a transferee of an
          --------------------------
Optionee, shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 8.

     (k)  Modification, Extension and Renewal of Options. Within the limitations
          ----------------------------------------------
of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his rights or increase his obligations under such Option.

     (l)  Restrictions on Transfer of Shares. Any Shares issued upon exercise of
          ----------------------------------
an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement or in any agreement referred to therein and shall

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apply in addition to any general restrictions that may apply to all holders of
Shares. Any service-based vesting conditions shall not be less rapid than the schedule set forth in Subsection (e) above.

     SECTION 7.  PAYMENT FOR SHARES.
     -------------------------------

          (a)  General Rule. The entire Exercise Price of Shares issued under
               ------------
the Plan shall be payable in cash at the time when such Shares are purchased, except as provided in Subsections (b) and (c) below.

          (b)  Surrender of Stock. To the extent that a Stock Option Agreement
               ------------------
so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or his representative for more than six months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

          (c)  Promissory Note. To the extent that the Stock Option Agreement so
               ---------------
provides, a portion of the Exercise Price for Shares issued under the Plan may be payable by a full recourse promissory note, provided that (i) the par value of such Shares must be paid in lawful money of the United States of America at the time when such Shares are purchased, (ii) the Shares are security for payment of the principal amount of the promissory note and interest thereon, and
(iii) the interest rate payable under the terms of the promissory note shall be no less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any), and other provisions of such note.

     SECTION 8.  ADJUSTMENT OF SHARES.
     ---------------------------------

          (a)  General. In the event of a subdivision of the outstanding Stock,
               -------
a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

          (b)  Reorganizations. In the event that the Company is a party to a
               ---------------
merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement shall provide for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), or for the acceleration of their exercisability followed by the cancellation of Options (as long as such Options have been outstanding for twelve months or more) not exercised, in all cases without the Optionees' consent; provided, however, that, as an alternative for the Optionee, such agreement may provide for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price if the Optionee consents to such cash settlement. Any cancellation shall not occur earlier than 30 days after such acceleration is effective and Optionees have been notified of such acceleration.

          (c)  Reservation of Rights. Except as provided in this Section 8, an
               ----------- -- ------
Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     SECTION 9.  LEGAL REQUIREMENTS.
     ------------------------------

     Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

     SECTION 10. NO EMPLOYMENT RIGHTS.
     --------------------------------

     No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

     SECTION 11. DURATION AND AMENDMENTS.
     -----------------------------------

          (a)  Term of the Plan. The Plan, as set forth herein, shall become
               ---- -- --- ----
effective on March 5, 1990 subject to the approval of the Company's shareholders. In the event that the shareholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any Option grants already made shall be null and void, and no additional Option grants shall be made after such date. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

          (b)  Right to Amend or Terminate the Plan. The Board of Directors may
               ----- -- ----- -- --------- --- ----
amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in Section 8), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company's shareholders. Shareholder approval shall not be required for any other amendment of the Plan.

          (c)  Effect of Amendment or Termination. No Shares shall be issued or
               ------ -- --------- -- -----------
sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

     SECTION 12. EXECUTION.
     ---------------------

     To record the adoption of the Plan by the Board of Directors on March 5, 1990, the Company has caused its authorized officer to execute the same.

Etec Systems, Inc.

By /s/ Stephen E. Cooper
   ---------------------
   Chief Executive Officer

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

                            AMENDMENT NO. 1 TO THE
                              ETEC SYSTEMS, INC.
                        1990 EMPLOYEE STOCK OPTION PLAN

     ETEC SYSTEMS, INC., having established the Etec Systems, Inc. 1990 Employee Stock Option Plan (the "Plan"), hereby amends the Plan, effective as of March 29, 2000 as follows:

          1. Section 11 of the Plan is hereby amended in its entirety as follows:

               SECTION 11. TERM OF THE PLAN.  In connection with the merger
               ----------------------------
     (the "Merger") of Etec Systems, Inc. ("Etec") and Boston Acquisition Sub, Inc. ("Boston"), a Nevada corporation and a wholly-owned subsidiary of Applied Materials, Inc. ("AMAT"), Options previously granted to Optionees under the Plan that remain outstanding as of March 29, 2000 (the "Outstanding Options"), have been modified pursuant to the Agreement and Plan of Reorganization and Merger dated as of January 12, 2000 (the "Merger Agreement"), among Etec, Boston and AMAT, so as to be exercisable only into shares of common stock of AMAT, par value $0.01 per share (the "Stock"), all as set forth in the Merger Agreement and subject to its terms and conditions. Effective as of March 29, 2000, except with respect to the Outstanding Options, the Plan is terminated. Accordingly no Shares remain available for future grant under the Plan, other than pursuant to the Outstanding Options.

          2.   Section 2.(c) of the Plan is amended in its entirety as follows:

               2.(c) "Committee" shall mean the Stock Option and Compensation
                      ---------
     Committee of the Board of Directors of AMAT.

          3.   Section 2.(o) of the Plan is amended in its entirety as follows:

               2.(o) "Stock" shall mean the Common Stock of Applied Materials,
                      -----
     Inc., a Delaware company.

          4. Section 3.(a) and 3.(b) are hereby amended in their entirety to read as follows, and each remaining provision in Section 3 shall be renumbered accordingly:

               3.(a) Administration. The Plan shall be administered by the Stock
                     --------------
     Option and Compensation Committee of the Board of Directors of AMAT. As used throughout this Plan, the "Board" and "Committee" shall mean the Stock Option and Compensation Committee of the Board of Directors of AMAT.

          5.   Section 4 is hereby amended in its entirety to read as follows:

               SECTION 4. NO FURTHER OPTION GRANTS.  Effective March 29, 2000,
               -----------------------------------
     except with respect to the Outstanding Options, the Plan is terminated. Accordingly, no further Options shall be granted under the Plan. Optionees holding Outstanding Options may continue to exercise such Outstanding Options in accordance with their terms, subject to the terms and conditions of the Merger Agreement.

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

          6.   Section 5 is hereby amended in its entirety to read as follows:

               SECTION 5. STOCK SUBJECT TO PLAN. AMAT has reserved such number
               --------------------------------
     of Shares as are necessary to satisfy the Outstanding Options.

          7.   Section 12 is hereby amended by changing its title to "Execution
                                                                      ---------
     and Termination" and by adding the following sentence to the end thereto
     ---------------
     to read as follows:

     Except with respect to the Outstanding Options, the Plan shall terminate effective as of March 29, 2000.

     IN WITNESS WHEREOF, Etec Systems, Inc., by the officer identified below, who has been duly authorized by the Board of Directors of the Company, has executed this Amendment No. 1 on the date indicated below.

                                             ETEC SYSTEMS, INC.

                                             By: _____________________

                                             Title: __________________

                                             Date: ___________________

                                      -2-